EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113967) of Leggett & Platt, Incorporated of our report dated June 26, 2007 relating to the financial statements of the Leggett & Platt, Incorporated Stock Bonus Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

St. Louis, MO

June 25, 2008